UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X]	Definitive Information Statement

WEWIN GROUP CORP.

(Name of Registrant as Specified in Its Charter)

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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WEWIN GROUP CORP.

506 Enterprise Ave

Kitimat BC, Canada V8C 2E2

(778) 888-2886

September 24, 2018

Dear Shareholder:

This Information Statement is furnished to holders of shares of common stock, $.001 par value (the “Common Stock of WeWin Group Corp (the “Company”). We are sending you this Information Statement to inform you that on September 10, 2018, the Board of Directors of the Company unanimously adopted a resolution seeking shareholder approval to amend the Company’s Articles of Incorporation to (1) authorize the issuance of 20,000,000 shares of Company Preferred Stock par value $0.0001; (2) increase the number of authorized Company Common Shares from 75,000,000 to 750,000,000 and change the par value of Company Common Shares to $0.0001 and (3) change the name of the Company to AllyMe Group, Inc. Thereafter, on September 10, 2018, pursuant to the By-Laws of the Company and applicable Nevada law, shareholders holding in excess of fifty percent (50%) of the votes entitled to be cast on the aforementioned matter (identified in the section entitled “Voting Securities and Principal Holders Thereof”) adopted a resolution to authorize the Board of Directors, in its sole discretion, to amend the Company’s Articles of Incorporation to (1) authorize the issuance of 20,000,000 shares of Company Preferred Stock par value $0.0001; (2) increase the number of authorized Company Common Shares from 75,000,000 to 750,000,000 and change the par value of Company Common Shares to $0.0001 and (3) change the name of the Company to AllyMe Group, Inc.

The Board of Directors believes that the proposed increase in authorized capital is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan. The Board further believes that it is in the best interest of the Company to change its name to AllyMe Group, Inc. because it avoids confusion caused by the existence of an unrelated company named “WeWin”.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED

TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to shareholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and the consent of shareholders of the Company holding a majority of the shares entitled to vote on the matter.

This Information Statement is being mailed on or about September 24, 2018 to shareholders of record on September 10, 2018 (the “Record Date”).

/s/ Zilin Wang
Zilin Wang, Chief Executive Officer

WEWIN GROUP CORP.

506 Enterprise Ave

Kitimat BC, Canada V8C 2E2

(778) 888-2886

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF TH SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be approximately $5,000.00, will be paid by the Company.

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on September 10, 2018 (the “Record Date”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding the power to vote in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

To amend the Company’s Articles of Incorporation to:

(1)	authorize the issuance of 20,000,000 shares of Company Preferred Stock par value $0.0001;
(2)	increase the number of authorized Company Common Shares from 75,000,000 to 750,000,000 and change the par value of Company Common Shares to $0.0001; and
(3)	change the name of the Company to AllyMe Group, Inc.

A draft of the Amendment to the Company’s Articles of Incorporation is attached as Exhibit A and incorporated herein by this reference.

The Company will refer to this action as the “Proposal”.

Who Is Entitled To Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, were entitled to cast in excess of fifty percent (50%) of the votes entitled to vote in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval by the holders of fifty percent (50%) of the votes entitled to be cast on the matter in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

What Corporate Matters Did the Majority of the Shareholders Vote For And How Did They Vote?

As of September 10, 2018, the Company received executed consents from shareholders entitled to in excess of fifty percent (50%) of the total eligible votes, which means that a majority of the votes entitled to be cast on the Proposal were in fact cast. The Shareholders provided consent with respect to the following matters:

To amend the Company’s Articles of Incorporation to:

(1)	authorize the issuance of 20,000,000 shares of Company Preferred Stock par value $0.0001;
(2)	increase the number of authorized Company Common Shares from 75,000,000 to 750,000,000 and change the par value of Company Common Shares to $0.0001; and
(3)	change the name of the Company to AllyMe Group, Inc.

What Vote Is Required To Approve The Proposal?

With respect to the Proposal, the affirmative vote of a majority of the votes entitled to be cast on the Proposal was required for approval of the Proposal. Certain of the Company’s shareholders have voted in favor of the Proposal and these shareholders represented in excess of fifty percent (50%) of the votes entitled to be cast on the Proposal. These shareholders were entitled to cast fifty percent (50%) of the votes eligible to be cast on the Proposal. Accordingly, these shareholders had sufficient voting shares to approve the Proposal.

Shareholders Who Voted In Favor Of The Proposal

The table below indicates all of the holders of shares of the Company’s Common Stock that have voted in favor of the Proposal. On the Record Date, 8,620,000 votes were eligible to be cast on the Proposal.

Shareholder	Shares of Common Stock

Zilin Wang	8,618,000

BACKGROUND

Corporate Structure

WEWIN GROUP CORP. (formerly Makh Group Corp., the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on August 13, 2014 (“Inception”). The Company’s principal office address is located at 506 Enterprise Ave, Kitimat BC, Canada V8C 2E2.

Overview of the Business

The Company provides consulting services in China principally focused on the development of new-high-tech products marketing and retail sales. For further information related to the Company’s business, please see the Company’s Form 10-K for the period ended December 31, 2017 and Form 10-Q for the periods ended March 31, 2018 and June 30, 2018, and related filings, filed with the U.S. Securities and Exchange Commission.

The Board of Directors believes that the proposed amendments to the Company’s articles of incorporation are beneficial to the Company because they provide the Company with the flexibility it needs to raise additional capital consistent with its Business Plan and engage in potential acquisition transactions and avoid confusion between the Company’s current name and another company operating in China.

No further action on the part of shareholders will be required to either implement or abandon the increase in authorized capital. The Board of Directors reserves its right to elect not to proceed, and abandon, the increase in authorized capital if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s shareholders.

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED COMMON STOCK

There are certain advantages and disadvantages of increasing the Company’s authorized capital. The Company believes that the impact of authorizing the issuance of preferred shares and increasing its authorized capital is largely mitigated by increased ability of the Company to raise capital for the future growth of the Company consistent with its Business Plan. As a result of the increase in authorized capital, authorized but unissued Company Common Shares are increased from 66,380,000 to 741,380,000. In addition, the Company would have 20,000,000 authorized but unissued shares of Preferred Stock. The current number of authorized but unissued shares does not include shares which are reserved for issuance in the event of the exercise of certain warrants and options which required to be reserved.

The Company believes that the authorization of Preferred Stock and the increased number of authorized but unissued Common Shares will facilitate:

●	The ability to raise capital by issuing capital stock under future financing transactions, if any.

●	To have shares of common stock available to pursue business expansion opportunities, if any.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. Notwithstanding, a takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer Company shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or Proposal to adopt such provisions or enter into agreements that may have material anti-takeover consequences.

Disadvantages of this action include the following:

●	The issuance of additional authorized but unissued shares of Common Stock could result in decreased net income per share which could result in dilution to existing shareholders.

●	In the long run, the Company may be limiting the number of authorized but unissued shares it can issue in the future without a further amendment of its Articles of Incorporation. Notwithstanding, the Company believes that maintaining 741,380,000 authorized but unissued Common shares will cover all of its reasonably foreseeable requirements.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and president and (iv) all executive officers and directors as a group as of May 31, 2018. Unless noted, the address for the following beneficial owners and management is 506 Enterprise Ave, Kitimat BC, Canada V8C 2E2.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class
Common Stock	Zilin Wang (2)	8,618,000	99.98%

(1)	In determining beneficial ownership of our Common Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In determining the percent of Common Stock owned by a person or entity on September 10, 2018 (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options; and (b) the denominator is the sum of (i) the total shares of that class outstanding on September 10, 2018 (8,620,000 shares of Common Stock) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company’s Common Stock.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Robert L. B. Diener

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Telephone: (808) 573-6163

BY ORDER OF THE BOARD OF DIRECTORS OF WEWIN GROUP CORP.

EXHIBIT A

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

WeWin Group Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

(1) Article 1 is amended to change the name of the corporation to AllyMe Group, Inc.

(2) Article 3 is amended to change the authorized shares of the corporation from 75,000,000 shares par value $0.001 to 770,000,000 shares par value $0.0001, comprising 750,000,000 shares of Common Stock par value $0.0001 and 20,000,000 shares of Preferred Stock par value $0.0001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 99.98%

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15